SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

Current report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   August 5, 2004

DOTRONIX, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-9996	41-1387074

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

160 First Street S.E., New Brighton, Minnesota		55112-7894

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (651) 633-1742

N/A
(Former name or former address, if changed since last report.)

Item 5.   Other Events.

        On August 5, 2004, the Registrant issued a press release to announce that the distribution of the warrant dividend that was originally planned for August 5, 2004 was stopped, because due to an oversight that resulted in the failure to make certain filings with the SEC the registration statement covering the warrant dividend has not yet become effective. The press release is attached to this Form 8-K as Exhibit 99.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 6, 2004		Dotronix, Inc.
	By	/s/ Robert V. Kling

Robert V. Kling Chief Financial Officer